EXHIBIT 17.1

Joshua D. Spivey
Knoxville, Tennessee

TO:	Board of Directors EVCARCO, Inc.

RE: Current Report, Form 8-K

Gentlemen:

I agree with the statements made on the Form 8-K regarding my departure from the Company.

/Joshua D. Spivey/

Knoxville, Tennessee
March 23, 2012